UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 8, 2017 (June 7, 2017)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 7, 2017, Comtech Telecommunications Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”) to, among other things, report under Item 2.02 thereof that the Company issued a press release (the “Press Release”) announcing its results of operations for its third quarter ended April 30, 2017 and finalized fiscal 2017 financial guidance. In connection with such disclosure, the Company included as Exhibit 99.1 of the Form 8-K a copy of the Press Release. This Amendment No. 1 to such Form 8-K (“Form 8-K/A”) is being filed solely in order to file with the SEC under Item 9.01 a correcting and replacing press release which, in the fifth bullet of the section captioned “Fiscal Year Financial Targets,” states that total amortization of stock-based compensation is expected to range from $6.0 million to $8.0 million, rather than from $5.0 million to $8.0 million, as set forth in the Press Release.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1
Correcting and Replacing Press Release, dated June 7, 2017, reporting the financial results of the Company for its fiscal quarter ended April 30, 2017, and finalized fiscal 2017 financial guidance (furnished and not filed herewith solely pursuant to Item 2.02).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    June 8, 2017

By:	/s/ Michael D. Porcelain Name: Michael D. Porcelain Title: Senior Vice President and
Chief Financial Officer